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                                                                Exhibit: 10.30FT

                                  AMENDMENT TO

                              FINANCING AGREEMENT

         This Amendment to Financing Agreement, dated as of July 25, 1996 ("Amendment"), is made by and between XYZ GROUP, INC., a/k/a XYZ DISTRIBUTORS, a Wisconsin corporation (the "Borrower") and REPUBLIC ACCEPTANCE CORPORATION, a Minnesota corporation ("Republic").

         WHEREAS, the Borrower and Republic have entered into a Financing Agreement dated as of August 1, 1995 (the "Agreement"); and

         WHEREAS, the obligations and indebtedness of the Borrower to Republic under the Agreement are secured, inter alia, by a Security Agreement dated as of August 1, 1995 between the Borrower and Republic (the "Security Agreement"); and

         WHEREAS, Republic and the Borrower desire to amend the Agreement in order to amend certain of the provisions therein, upon the terms and conditions set forth herein,

         NOW THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree to be bound as follows:

         Section 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         Section 2. Amendments.

                  2.01 Section I of the Agreement is hereby amended to read as follows:

                           At our request, you in your sole discretion may
                  advance to us (a) up to seventy percent (70%) for the period of August 1 through January 31 for each calendar year and up to eighty percent (80%) for the period of February 1 through July 31 for each calendar year (or any greater or lesser percentage, at your absolute discretion) of the net amount of accounts which are listed on current schedules provided by us which are deemed eligible for advance by you ("Eligible Accounts," which term shall exclude, without limitation, all accounts derived from consignment sales), provided that the maximum aggregate amount advanced against Eligible Accounts and outstanding from time to time shall not exceed $7,000,000; plus (b) up to forty-five percent (45%) for the period of August 1 through January 31 for each calendar year and up to fifty percent (50%) for the period of February 1 through July 31 for each calendar year (or any greater or lesser percentage, at your absolute
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                  discretion) of inventory which is listed on a current schedule provided by us which is deemed eligible for advance by you ("Eligible Inventory") consisting of "Stock Inventory" (as such term is defined in the glossary attached hereto as Exhibit A), provided that the maximum aggregate amount advanced against Eligible Inventory consisting of Stock Inventory and outstanding from time to time shall not exceed $2,800,000; plus (c) up to twenty percent (20%) (or any greater or lesser percentage, at your absolute discretion) of Eligible Inventory consisting of "Returned Inventory" (as such term is defined in the glossary attached hereto as Exhibit A, provided that the maximum aggregate amount advanced against Eligible Inventory consisting of Returned Inventory and outstanding from time to time shall not exceed $150,000; plus
                  (d) up to twenty percent (20%) (or any greater or lesser percentage, at your absolute discretion) of Eligible Inventory or Eligible Accounts consisting of "On Account Collateral" (as such term is defined in the glossary attached hereto as Exhibit A), provided that the maximum aggregate amount advanced against On Account Collateral and outstanding from time to time shall not exceed $300,000; provided, however, that notwithstanding the preceding clauses (b) through (d), the maximum aggregate amount advanced against all Eligible Inventory and outstanding from time to time shall not exceed $2,800,000, and provided further, that notwithstanding the preceding clauses (a) through (d), the maximum aggregate amount advanced against all Eligible Accounts and all Eligible Inventory and outstanding from time to time shall not exceed $7,000,000. Loans for additional sums requested by us may be made at your sole discretion based upon your valuation of other collateral or other factors. All amounts advanced shall be due on demand. Nothing set forth in this Financing
                  Agreement (this "Agreement"), the Security Agreement or any other agreement between you and us shall in any way limit your discretion to make or not make loans to us hereunder or your right at any time to demand payment of our obligations to you hereunder. In furtherance of and not in limitation of the foregoing, we understand that you may from time to time impose reserves against Eligible Accounts and/or Eligible Inventory, which reserves will have the effect of reducing the percentage rates set forth above.

                  2.02 Section II (A) of the Agreement is hereby amended to read as follows:

                           We agree to pay interest on the net balance owed to
                  you at the close of each day computed on the basis of actual days elapsed and a year of 360 days which is equal to the reference rate of interest publicly announced from time to time by First Bank National Association (the



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                  "Reference Rate") plus an additional amount (the "Increment")
                  of three and one-quarter percent (3.25%). If our audited financial statements for our 1996 fiscal years show a net profit after distributions permitted by Section VI (i) of this Agreement, of more than $500,000, the foregoing interest rate will be reduced to the Reference Rate plus an increment of two and three-quarters percent (2.75%), effective on the first calendar day of the month following your receipt of such financial statements. If we are in material default or breach of any provision of this Agreement or any other agreement between us, we agree to pay interest on the net balance owed to you at the close of each day computed on the basis of actual days elapsed and a year of 360 days which is equal to the Reference Rate plus an Increment which is double the amount of the Increment which would otherwise then be in effect. As used in this clause (a), the term "material" conclusively includes without limitation, any default or breach which exists for a period of more than ten days, provided, however, that the ten-day period shall not imply that a material default or breach shall not affect the demand, uncommitted nature of our borrowings from you, and we understand, acknowledge and agree that you may at any time cease making such borrowings available to us and that you may at any time demand payment in full of all of the liabilities, obligations and indebtedness we owe you.

                           2.03 Section II (B) of the Agreement is hereby
                  amended to read as follows:

                           There will be a minimum interest charge net to you of
                  $15,000 per month (the "Minimum Charge") for the first thirty-six (36) months from the date of the Agreement (August 1, 1995), until such time that this Agreement is terminated. We further agree that if we give notice to you of the termination of this Agreement under Section VIII hereof at any time prior to thirty-six (36) months from the date of this Agreement, we will pay to you at the time of termination a prepayment charge in an amount equal to the Minimum Charge for each month remaining from the time or termination until the date thirty-six (36) months after the date of this Agreement as additional compensation for your costs of entering into this Agreement, provided, however, that if such termination occurs after the first twelve (12) months after the date of this Agreement, and such termination results from any of your affiliates providing us with a credit facility replacing the credit governed by this Agreement, no such prepayment charge will be due.

         Section 3. Conditions to Effectiveness of Amendment. This Amendment shall not become effective until, and shall become effective as the date first written above when, each of the following provisions shall have been fulfilled:



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                  3.01 Republic shall have received this Amendment, duly
executed by the Borrower;

                  3.02 Republic shall have received a copy of the resolutions of the Board of Directors of the Borrower ratifying and authorizing the execution, delivery and performance of this Amendment, certified as true and accurate by the Borrower's Secretary or Assistant Secretary;

                  3.03 Republic shall have received a consent to the execution and delivery of this Amendment by the Borrower and reaffirmation of related undertakings in the form of Exhibit A hereto, duly executed by each of Gary R. Billings; and

                  3.04 Republic shall have received such other documents as Republic may reasonably request.

         Section 4. Acknowledgments. The Borrower acknowledges and agrees that its obligations to Republic under the Agreement and exist and are owing without offset, defense or counterclaim assertable by the Borrower against Republic. The Borrower further acknowledges and agrees that its obligations to Republic under the Agreement, as amended, constitute "Obligations" within the meaning of the Security Agreement and are secured by the Security Agreement, as amended.

         Section 5. Effect of Amendments; Representations and Warranties; No Waiver. Republic and the Borrower agree that after this Amendment becomes effective, the Agreement, as hereby amended, shall remain in full force and effect. The Borrower warrants and represents that on and as of the date hereof and after giving effect to this Amendment, (i) all of the representations and warranties contained in the Agreement are correct and complete, as of the date hereof, and (ii) there will exist no Event of Default under the Security Agreement on such date. The Borrower represents and warrants that the Borrower has all power and legal right and authority to enter into this Amendment.

         Section 6. Incorporation of Agreement and Other Loan Documents by Reference; Ratification of Loan Documents Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Agreement, the Security Agreement, and any and all other documents and agreements entered into with respect to the obligations under the Agreement (collectively, the "Loan Documents") are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower. All references in the Agreement to "this Agreement," "herein," "hereof," and similar references, and all



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references in the other Loan Documents to the "Agreement," shall be deemed to refer to the Agreement, as amended by this Amendment.

         Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto.

         Section 8. Governing Law. This Amendment is governed by the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Accounts Receivable Financing Agreement to be executed as of the date and year first above written.

                                                 XYZ GROUP, INC., a/k/a XYZ
                                                 DISTRIBUTORS

                                                 By /s/ Gary R. Billings
                                                    -----------------------
                                                    Its President
                                                        -------------------


                                                 REPUBLIC ACCEPTANCE CORPORATION

                                                 By /s/ Charles Vollen
                                                    -----------------------
                                                    Its Regional Manager
                                                        -------------------


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                       EXHIBIT A TO AMENDMENT TO ACCOUNTS

                         RECEIVABLE FINANCING AGREEMENT

July 25, 1996

Republic Acceptance Corporation
2338 Central Avenue Northeast
Suite 200
Minneapolis, MN 55418

Re: Consent to Amendment to Financing Agreement dated as of July __, 1996 (the "Amendment") by and between Republic Acceptance Corporation ("Republic") and XYZ Group, Inc., a/k/a XYZ Distributors (the "Company") and Reaffirmation of related Undertakings

Ladies and Gentlemen:

         This will confirm that:

         a) The undersigned hereby consents to the terms of the Amendment and to the execution and delivery of the Amendment by the Company; and

         b) The obligations and indebtedness of the Company under the Financing Agreement dated August 1, 1995 between Republic and the Company, as amended by the Amendment (collectively, the "Financing Agreement"), constitute the obligations and indebtedness of the Company within the meaning of, and are guaranteed pursuant to, that Guaranty of Payment for Existing and/or Future Indebtedness of the undersigned dated August 1, 1995 (the "Guaranty"), and all of the terms, covenants and conditions of the Guaranty remain in full force and effect.


                                                           /s/ Gary R. Billings
                                                           --------------------
                                                           Gary R. Billings